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                               ALSTON & BIRD LLP

                             The Atlantic Building
                                950 F Street, NW
                           Washington, DC 20004-1404
                                  202-756-3300
                                Fax:202-756-3333
                                 www.alston.com

David J. Baum    Direct Dial: 202-756-3346   E-mail: david.baum@alston.com

May 1, 2009

Board of Directors
Union Security Insurance Company
2323 Grand Boulevard
Kansas City, MO 64108

Re: Variable Account C
    Union Security Insurance Company
    File no. 033-65243

Ladies and Gentlemen:

We have acted as counsel to Union Security Insurance Company (the "Company"), an Iowa insurance company, and its Variable Account C (the "Account") in connection with the registration of an indefinite amount of securities in the form of variable life insurance policies (the "Policies") under the Securities Act of 1933, as amended, pursuant to Post-Effective Amendment No. 20 to the Account's Registration Statement on Form N-6 (the "Registration Statement"). We are furnishing this opinion letter to you at the Company's request to enable the Account to fulfill the requirements of Item 26(k) of the Securities and Exchange Commission's (the "Commission") Form N-6.

We have examined (i) the Articles of Incorporation of the Company, as amended, including approval thereof by the Division of Insurance of the State of Iowa and the Iowa Attorney General, (ii) the Bylaws of the Company, as amended, (iii) a Certificate of Existence from the Secretary of State of the State of Iowa, (iv) a Certificate of Authority from the Commissioner of the Division of Insurance of the State of Iowa, (v) Certificates of Authority from the Division or Department of Insurance of (a) each state, other than New York, (b) the District of Columbia, and (c) Guam, (vi) a Certificate of Compliance from the Commissioner of the Division of Insurance of the State of Iowa, (vii) records of proceedings of the Board of Directors of the Company deemed by us to be relevant to this opinion letter, (viii) a list of Forms of Policies available for issuance by the Company, (ix) the Annual Statement of Separate Accounts filed on behalf of the Account, (x) the Registration Statement and (xi) other documents and agreements we deemed necessary for purposes of expressing the opinions set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates and statements of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification. With respect to whether the Policies have been filed in the states where eligible, we have relied solely upon the representation of an officer of the Company.

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This opinion letter is provided to the Company for its use solely in connection with the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent, except that the Company may file a copy of this opinion letter with the Commission as an exhibit to the Registration Statement. The only opinions rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated. This opinion letter is rendered as of the date hereof, and we have no obligation to update this opinion letter.

Our opinions set forth below are limited to the General Corporation and Insurance Law of the State of Iowa. We do not express any opinion herein concerning any other laws.

Based on the foregoing, it is our opinion that:

1. The Company is a corporation validly existing as a stock life insurance company under the laws of Iowa and is duly authorized by the Insurance Department of the State of Iowa to issue the Policies.

2. The Account is a duly authorized and validly existing separate account established pursuant to applicable law.

3. To the extent so provided under the Policies, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Policies, when issued as contemplated by the Registration Statement, will constitute legal, valid and binding obligations of the Company.

Sincerely,

ALSTON & BIRD LLP

By:   /s/ DAVID J. BAUM
      ----------------------------------------
      A Partner